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                                                                   Exhibit 10.78


                             2003 VERITAS BONUS PLAN

ELIGIBILITY:

- Designated VERITAS employees in salary grades E09-E12 and U01 not already eligible for commission, revenue, or other formal bonus plans.

- Employees who are hired by VERITAS or are promoted/reclassified into the eligible category defined above during any six month period, will be eligible for a pro-rated bonus provided their hire date or promotion date is no less than two months from the end of that period.

- To receive a bonus, eligible participants must be active employees of VERITAS on date of payment.

- Employees on LOA at time of payment will be eligible for payment after they return to work, prorated accordingly.

PLAN OVERVIEW:

- Achieving proforma operating profit performance, as specified in the operating plan approved by the Board of Directors, shall fund the pool as follows:

Performance       % of VBP pool
-----------       -------------
    <90%              50%
     90%              90%
    100%             100%
    110%             125%
    120%             150%
   >120%             150%

      Any intermediate achievement between levels will fund a proportional amount.

PAYMENTS

- This is a semi-annual plan, with bonus calculation and payment following mid year (June 30th) and year-end (December 31st).

- Individual bonus recommendations are based upon management determination of participant performance, and as such will vary by employee. There are no guaranteed payments associated with this plan.

- Although every effort is made to process payments on a timely basis, there is no guaranteed payment date associated with this plan. Bonus payments can be processed only after the following is determined and/or communicated:

            -     Proforma operating profit has been calculated.

            - Earnings, and all relevant performance measurements have been communicated externally.

            - Recommendations have been collected and submitted to the CEO for final approval.

DISCRETION OF CEO AND BOARD OF DIRECTORS

- Notwithstanding the above, the Company's CEO and/or Compensation Committee of the Board of Directors, at his/its sole discretion, may, for reasonable cause, modify or change this Plan or its implementation at any time.